UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Zions Bancorporation

(Exact name of registrant as specified in its charter)

Utah	87-0227400
(State of incorporation or organization)	(IRS Employer Identification No.)

One South Main Street, Suite 1500 Salt Lake City, Utah	84133
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates:	333-173299
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of each exchange on which each class is to be registered
3.50% Senior Notes due September 15, 2015	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 3.50% Senior Notes due September 15, 2015 (the “Notes”), of Zions Bancorporation (“Zions”). The descriptions set forth under the section “Supplemental Description of Notes We May Offer” in the prospectus supplement dated June 18, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), under the section “Description of Debt Securities We May Offer” in the Prospectus included in the automatic shelf registration statement on Form S-3 (Nos. 333-173299) of Zions (the “Registration Statement”), as filed with the Commission on April 4, 2011, and in the Pricing Supplement No. 24 dated August 2, 2012, filed pursuant to Rule 424(b) under the Securities Act, are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Restated Articles of Incorporation of Registrant dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Registrant’s Form S-4 filed on November 22, 1993.

3.2	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

3.3	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

3.4	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Registrant’s Form S-4 filed July 13, 2001.

3.5	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated December 5, 2006, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed December 7, 2006.

3.6	Articles of Merger of The Stockmen’s Bancorp, Inc. with and into Zions Bancorporation, effective January 17, 2007, incorporated by reference to Exhibit 3.6 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.

3.7

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated July 7, 2008, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed July 8, 2008.

3.8

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated November 12, 2008, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed November 17, 2008.

3.9

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 30, 2009, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed July 2, 2009.

3.10

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 30, 2009, incorporated by reference to Exhibit 3.10 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

3.11

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 1, 2010, incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed June 3, 2010.

3.12

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 14, 2010, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on June 15, 2010.

3.13	Restated Bylaws of Zions Bancorporation dated November 8, 2011, incorporated by reference to Exhibit 3.13 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

3.14

Articles of Amendment to the Restated Articles of Incorporation of Registrant designating the Series F Preferred Stock, dated May 4, 2012, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on May 7, 2012.

4.1

Senior Debt Indenture, dated September 10, 2002, between Zions Bancorporation and J.P. Morgan Trust Company, National Association, as trustee, with respect to senior debt securities of Zions Bancorporation, incorporated by reference to Exhibit 1 of Form 8-A12b filed on October 24, 2002.

4.2	Form of Note representing the Notes.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION

Date:	September 13, 2012	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President and General Counsel